Exhibit 23.1: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated March 18, 2015 relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K of Peoples Financial Corporation for the year ended December 31, 2014.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia

March 18, 2015

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